FORM OF
                                    AMENDMENT
                             DATED FEBRUARY 17, 2006
                                       TO
                  DISTRIBUTION PLAN--A-CLASS AND H-CLASS SHARES
                                       OF
                               RYDEX DYNAMIC FUNDS
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

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                                FORM OF EXHIBIT A

                               RYDEX DYNAMIC FUNDS
                                DISTRIBUTION FEES
                          AS AMENDED FEBRUARY 17, 2006

RYDEX DYNAMIC FUNDS

         Titan 500 Fund
         Tempest 500 Fund
         Venture 100 Fund
         Velocity 100 Fund
         Long Dynamic Dow 30 Fund
         Inverse Dynamic Dow 30 Fund
         DYNAMIC RUSSELL 2000 FUND
         INVERSE DYNAMIC RUSSELL 2000 FUND

DISTRIBUTION FEES

      H-Class Shares.....................twenty-fivE BASIS POINTs (.25%)

      A-Class Shares.....................twenty-fivE BASIS POINTs (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.